Exhibit 1(a)


                    ARTICLES OF AMENDMENT AND RESTATEMENT

                                      OF

                          SENTINEL GROUP FUNDS, INC.

    Sentinel Group Funds, Inc., a Maryland corporation (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    Section 1. The Corporation desires to amend and restate its Charter as currently in effect and as amended hereby. Therefore, the Charter of the Corporation is hereby amended and restated by striking out in its entirety the existing Charter and substituting in lieu thereof the following:

    For the purpose of forming a stock corporation for one or more lawful purposes under the provisions of ARTICLE 23 of the Annotated Code of Maryland (hereinafter sometimes referred to as the "General Corporation Law"), the natural person hereinafter named as the person acting as the incorporator of the said corporation does hereby adopt and sign the following Articles of Incorporation of the Corporation and does hereby acknowledge that his adoption and signing thereof are his act:

    FIRST:   1.  The name and post office address of the incorporator is
                 HAROLD X. SCHREDER, 125 Maiden Lane, New York, New York
                 10038.

             2.  The said incorporator is at least twenty-one years of age.

             3. The said incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

    SECOND:  The name of the Corporation is

                 SENTINEL GROUP FUNDS, INC.

    THIRD:   The Corporation is formed for the following purposes:

    1. To purchase or otherwise acquire, invest and reinvest in, own, hold, sell, or otherwise dispose of securities or any interests therein.

    2. To create diversified investments in groups of securities and to provide centralized management and investment supervision thereof.

    3. To exercise any and all rights, powers or privileges of individual ownership or interest in respect of securities owned by it or in which it has any interest.

    4. To do any and all acts and things and to exercise any further powers as may seem necessary, appropriate or desirable for the accomplishment of the foregoing objects or purposes.

    The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

    FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is 11 East Chase Street, Baltimore, Maryland 21202, c/o The Prentice-Hall Corporation System, Maryland.

    The name and the post office address of the resident agent of the Corporation within the State of Maryland are The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The said resident agent is a corporation of the State of Maryland.

    FIFTH:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is two billion (2,000,000,000).
All shares of each class shall have a par value of one cent ($.01) each, with the aggregate par value of all shares authorized hereby being Twenty Million Dollars ($20,000,000). One billion three hundred forty million (1,340,000,000) of such shares have been classified and divided into the following classes, each class comprising the number of shares and having the designations indicated, subject, however to the authority to increase and decrease the number of shares within a class or to reclassify unissued shares hereinafter granted to the Board of Directors:

                                                       NUMBER OF SHARES
                CLASS                                 PRESENTLY ALLOCATED
                -----                                 -------------------

    Sentinel Aggressive Growth Fund                         50,000,000
    Sentinel World Fund                                     15,000,000
    Sentinel U.S. Treasury Money Market Fund             1,000,000,000
    Sentinel Balanced Fund                                  40,000,000

                                                       NUMBER OF SHARES
                CLASS                                 PRESENTLY ALLOCATED
                -----                                 -------------------

    Sentinel Bond Fund                                      30,000,000
    Sentinel Common Stock Fund                              75,000,000
    Sentinel Growth Fund                                    25,000,000
    Sentinel Government Securities Fund                     40,000,000
    Sentinel Tax-Free Income Fund                           25,000,000
    Sentinel Short-Intermediate Government Fund             20,000,000
    Sentinel New York Tax-Free Income Fund                  20,000,000

    SIXTH:   (1) Subject to the power of the Board of Directors to classify and reclassify unissued shares, the shares of each class of stock of the Corporation shall have the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

        (a) The assets of the Corporation received as consideration for the issue or sale of shares of each class, together with all income, earnings, profits and proceeds thereof, shall be invested in a diversified portfolio of securities which in the judgment of the Board of Directors are appropriate for such class and also maybe held as may be reasonably necessary or appropriate in deposits in any bank, savings bank or trust company provided that any such bank or trust company shall have capital, surplus and undivided profits of not less than Two Million Dollars ($2,000,000), in obligations of the United States Government and any agency thereof and in short term municipal or corporate obligations, all in accordance with the objects and purposes of this Corporation. Such assets of the Corporation and the income, earnings and profits derived therefrom, and any proceeds derived from the sale or other liquidation thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, shall irrevocably appertain to the class of shares in exchange for which such assets were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so entered upon the books of account. Such assets, income, earnings and profits derived therefrom, and such proceeds and assets obtained by the reinvestment thereof are hereinafter referred to as "assets appertaining to such class." The assets appertaining to any class of stock shall be charged with the liabilities (including, in the discretion of the Board of Directors, accrued expenses and reserves) in respect of such class, and shall also be charged with a share of such liabilities (including general liabilities of the Corporation) in respect of any two or more classes, in proportion to the asset value of the respective classes determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to which of such liabilities are allocable to a given class and as to which of the same are general or allocable to two or more classes.

        (b) In case of the dissolution or other liquidation of the Corporation, the shareholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders (other than general assets not appertaining to any particular class of stock) the assets appertaining to such class (not including such general assets); and the assets so distributable to the shareholders of any class shall be distributed among such shareholders in proportion to the number of shares of such class held by them respectively. In the event that there are any general assets not appertaining to any particular class of stock and available for distribution, such distribution shall be made among the holders of stock of all classes, each share of stock sharing equally with every other share regardless of class.

        (c) The holders of the outstanding shares of each class shall be entitled to receive out of the earned or paid-in surplus of the Corporation applicable to such class, as dividends, when and as declared by the Board of Directors payable in cash and/or stock,an amount substantially equivalent to the income received by the Corporation in the form of interest or dividends upon the assets appertaining to such class, after deducting therefrom the expenses (including in the discretion of the Board of Directors accrued expenses and reserves) allocable to such class, and after making any adjustments therein that may be necessary in the case of any particular dividend, when the number of outstanding shares of such class has increased or decreased since the previous dividend, in order to make the amount thereof payable on each share the same as it would have been in the absence of such increase or decrease.

        (d) Extra dividends on the shares of any class may be declared by the Board of Directors at any time payable in cash and/or stock of the same class out of the earned or paid-in surplus of the Corporation applicable to such class in such amounts as the Board of Directors in their discretion may deem advisable, but not exceeding the greater of (A) the earned surplus, if any, applicable to such class, or (B) any net profits applicable to such class realized during the then current or the prior fiscal year. In the computation of the amount available for any particular dividend, the Board of Directors may, when the number of outstanding shares of such class has increased or decreased, make any adjustments with respect thereto which may be necessary in order to make the amount available for such dividend the same per share as it would have been in the absence of such increase or decrease.

    (2) Upon surrender of any properly endorsed certificate for shares of any class of its capital stock by the record holder thereof or legal representative of such holder, the Corporation shall purchase the number of shares represented thereby which is designated by said holder at the asset value of said shares determined as of the close of business on the next day after such surrender on which the New York Stock Exchange shall be open, or as of such other time as may be required by any rule or regulation of the Securities and Exchange Commission. The Corporation shall utilize for this purpose the earned and paid-in surplus applicable to such class, in such proportion from each as in the judgment of the Board of Directors will maintain the same proportionate interest therein of the shares of such class outstanding after such purchase. Payments shall be made by the Corporation as soon as is reasonably possible but not later than the next following day on which a settlement would be made in accordance with the rules of the New York Stock Exchange with respect to the sale of any security sold on such Exchange on the next business day after such surrender of such certificate representing shares of capital stock of the Corporation. The Corporation may suspend the foregoing right of redemption or postpone the date of payment upon redemption of its shares for more than seven (7) days after the surrender or tender of such shares to the Corporation or its agent designated for that purpose for redemption (A) for any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings or (ii) during which trading on the New York Stock Exchange is restricted; (B) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (C) for such other periods as the Securities and Exchange Commission may by order permit for the protection of the shareholders of the Corporation.

    (3) Any holder of shares of stock of the Corporation, or any legal representative of any holder, or any purchaser thereof on execution or at any judicial sale, or any pledgee thereof desirous of selling or transferring the same or any part thereof, shall first offer the same to the Corporation for purchase as above provided, and shares of stock of the Corporation shall not be assignable or transferable (except by way of pledge) without the written consent of the Corporation, the granting of which consent shall be in its absolute discretion, unless such offer shall first be made.

    (4) Asset Value, as used herein, shall be determined by or under authority of the Board of Directors of the Corporation on each day on which the New York Stock Exchange is open for unrestricted trading and as of such times as may from time to time be fixed by the Board of Directors. The power and duty to determine the asset value of each class may be delegated by the Board of Directors, from time to time, to any one or more officers of the Corporation or to the investment adviser of the Corporation. Such determination shall be made in the following manner:

        (a) All securities owned by the Corporation shall be valued at market value, or in the absence of readily available market quotations or where a security is deemed restricted as to resale, at fair value, in all cases as determined by or in accordance with methods approved and adopted by, the Board of Directors.

        (b) All other assets of the Corporation shall be valued at the fair value thereof as determined by the Board of Directors in accordance with generally accepted accounting principles, except that no value shall be assigned to goodwill, records, or other non-current assets other than real estate, furniture and computer equipment.

        (c) Amounts receivable for shares which have been sold but have not been issued, shall be included in the valuation of assets.

         From the value so determined of all assets appertaining to each class shall be deducted the liabilities allocated to such class.

         The liabilities of each class shall be calculated by including therein all debts and such other accrued liabilities including declared and unpaid distributions, and such reserves for federal and state taxes and other contingencies as may be determined by or under the authority of the Board of Directors to be proper in accordance with generally accepted accounting principles. The result of the deduction of liabilities from assets appertaining to each such class shall be the asset value of such class. Such asset value of each class shall become effective at such time as may from time to time be fixed by the Board of Directors and shall remain in effect until a net asset value for the class shall be determined and become effective. The asset value of any class divided by the number of shares of said class issued and outstanding (including shares which have been sold, but have not been issued) shall be the asset value of any one share of said class. The Corporation, however, shall adjust the actual asset value per share to the next higher or the next lowest cent per share as it may from time to time and at any time determine. Determinations of asset value per share made in good faith pursuant to this Paragraph 4 of Article SIXTH by the Board of Directors, or by persons pursuant to authority granted by the Board of Directors, shall be final, conclusive and binding upon all parties concerned.

    (5) No shares of any of the classes of stock of the Corporation shall at anytime be sold by the Corporation (or otherwise issued except as stock dividends) unless the Corporation shall receive as the net price of each share sold (after deducting selling costs) a sum in cash and/or securities (valued in the manner above provided) not less than the asset value of the shares of such class (as determined in the manner above provided) except that the initial sale of shares of each class of stock may be made for such consideration not less than the par value thereof as may be fixed by the Board of Directors at its discretion.

    (6) A class may be invested with one or more other classes in a common investment portfolio. Notwithstanding the provisions of Paragraph
         (1) of this Article SIXTH, if two or more classes are invested in a common investment portfolio, the shares of each such class of stock of the Corporation shall be subject to the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock invested in a different investment portfolio, shall also be subject to the provisions of Paragraph (1) of this Article SIXTH at the portfolio level as if the classes invested in the common investment portfolio were one class:

        (a) The income and expenses of the investment portfolio shall be allocated among the classes invested in the investment portfolio in accordance with the number of shares outstanding of each such class or as otherwise determined by the Board of Directors.

        (b) As more fully set forth in this Paragraph (6) of Article SIXTH, the liabilities and expenses of the classes invested in the same investment portfolio may differ and shall be determined separately from those of each other class. Accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation's stock may vary from class to class invested in the same investment portfolio. Except for these differences and certain other differences set forth in this Paragraph (6) of Article SIXTH or elsewhere in the Charter of the Corporation, the classes invested in the same investment portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

        (c) The dividends and distributions of investment income and capital gains with respect to the classes invested in the same investment portfolio shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes invested in the same investment portfolio to reflect differing allocations of the liabilities and expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

    (7) All holders of shares of stock shall vote as a single class except as maybe required pursuant to any applicable order, rule, regulation or interpretation issued by the Securities and Exchange Commission or by applicable law, and except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote. Holders of shares of each class shall be entitled to one (1) vote for each dollar of net asset value per share of such class for each share held.

    (8) The proceeds of the redemption of the shares of any class of stock of the Corporation may be reduced by the amount of any contingent deferred sales charge or other charge payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"). Such charges may vary within and among the classes to the extent determined by the Board of Directors and set forth in the registration statement of the Corporation that is effective at the time of issuance of the applicable shares (the "Corporation's Current Registration Statement").

    (9) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the Corporation's Current Registration Statement, shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Current Registration Statement as aforesaid. The conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Current Registration Statement.

    (10) The Board of Directors may classify and reclassify any unissued shares of capital stock of any class into one or more additional or other classes as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class.

    (11) The Board of Directors is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to authorize the issuance of, the shares of stock of the Corporation and securities convertible into shares of stock of the Corporation.

    SEVENTH:     The following additional provisions are inserted for the
management of the business and for the conduct of the affairs of this Corporation and its directors and stockholders:

    (1) No stockholder of the Corporation shall have any preemptive or other right to purchase or subscribe for any shares of the capital stock of the Corporation which it may issue or sell, whether now or hereafter authorized, other than such right, if any, as the Board of Directors of this Corporation in its discretion from time to time may determine.

    (2) The Corporation reserves the right to take any lawful action and to make any amendment of its Charter, including the right to make any amendment which changes the terms of any outstanding shares of the capital stock of the Corporation of any class now or hereafter authorized by classification, reclassification, or otherwise, and to make any sale, lease, exchange or transfer of the property and assets of the Corporation as an entirety, or substantially as an entirety, with or without its goodwill and franchise, if the holders of a majority of the votes of shareholders entitled to be cast vote in favor of any such action or amendment, and reserves the right to make any amendment of its Charter in any form, manner or substance now or hereafter authorized or permitted by law.

    (3) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

    (4) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that the indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with laws.
        The Board of Directors may by law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

    (5) No provision of these Articles of Incorporation shall be effective to protect or purport to protect any director or officer of this Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

   (6) References to the Maryland General Corporation Law in this Article SEVENTH are to that law as from time to time amended. No amendment of the Corporation's Articles of Incorporation shall affect any right of any person under this Article SEVENTH based on any event, omission or proceeding prior to the amendment.

    (7) The presence in person or by proxy of the holders of one-third of all the votes entitled to be cast at the meeting (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of all votes of all classes entitled to vote on the matter shall constitute a quorum.

    EIGHTH: The initial By-Laws of the Corporation shall be adopted by the Board of Directors at their organizational meeting. The Board of Directors shall have power insofar as permitted by law to make, alter, amend, and repeal the By-Laws of the Corporation. The Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in its Charter in the manner now or hereafter prescribed by statute, and all rights and powers conferred by its Charter on stockholders, directors and officers are granted subject to this reservation.

    NINTH:   (1) The number of directors of the Corporation, until such number shall be increased or decreased pursuant to the By-Laws of the Corporation, is eleven. The number of directors shall never be less than the number prescribed by the General Corporation Law.

             (2) The names of the directors of the Corporation currently in office are:

                 Richard J.  Borda
                 Kalman J.  Cohen
                 Richard D.  Farman
                 John D.  Feerick
                 Richard I.  Johannesen, Jr.
                 Robert B.  Mathias
                 Keniston P.  Merrill
                 Deborah G.  Miller
                 Stanley R.  Reber
                 Susan M.  Sterne

    Section 2. The amendment and restatement of the Charter of the Corporation herein made was approved and advised by a majority of the entire Board of Directors and approved by the stockholders.

    Section 3. The provisions set forth in the above Articles of Amendment and Restatement are all of the provisions of the Corporation's Charter currently in effect as hereby amended. The current address of the principal office of the Corporation and the name and address of the Corporation's current resident agent are as stated in Article FOURTH above and the names of the directors currently in office are as stated in Article NINTH above.

    Section 4. These Articles of Amendment and Restatement do not increase the authorized stock of the Corporation or the aggregate par value of such authorized stock.

    IN WITNESS WHEREOF, Sentinel Group Funds, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, Joseph M. Rob, and attested by its Secretary, D. Russell Morgan, as of the 20th day of March, 1996.

    The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.


WITNESS:                                  SENTINEL GROUP FUNDS, INC.


/s/ D. Russell Morgan                          /s/ Joseph M. Rob
________________________________          By:  _____________________________
D. Russell Morgan, Secretary                   Joseph M. Rob, President